UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 18, 2006

Date of Report (Date of earliest event reported)

RADVIEW SOFTWARE LTD.

(Exact name of registrant as specified in its charter)

Israel	0-31151	Not applicable
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

14 Hamelacha St., Park Afek, Rosh Haayin, 48091, Israel

(Address of principal executive offices)

(972) 3 915-7060
(Registrant’s telephone number, including area code)

2 Habarzel St., Tel-Aviv, 69710, Israel
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On August 18, 2006, the Company completed the initial closing of a financing transaction in which the investors identified below made investments in the Company totaling $1.5 million.  The investments were made pursuant to a share purchase agreement and convertible loan agreement, each dated April 4, 2006, and an amended convertible loan agreement dated July 26, 2006.   The financing transaction and the related agreements, including the registration rights agreement and management services agreement described below, are more fully described in the Proposal Ten of the Company’s Proxy Statement on Schedule 14A filed on July 6, 2006.

The investors in the financing transaction (collectively, the “Investors”) are:  (a) Fortissimo Capital Fund GP LP (“Fortissimo”), an entity affiliated with two of the Company’s directors, of whom one is also serving as the Company’s interim President and Chief Executive Officer; (b) Shem Basum Ltd., an entity affiliated with one of the Company’s directors; (c) Yehuda Zisapel, an existing significant shareholder; and (d) Michael Chill.

In connection with the financing transaction, the Company entered into a registration rights agreement with the Investors, dated August 18, 2006.  Pursuant to the registration rights agreement, upon demand of the Investors the Company will be required to file a registration statement to permit the resale of the ordinary shares underlying the convertible preferred shares and warrants that were issued in the financing transaction and other ordinary shares held by the Investors prior to the financing.

Additionally, the Company entered into a management services agreement with Fortissimo, as the lead Investor, dated August 18, 2006.  Pursuant to the management services agreement, Fortissimo, through its employees, officers and directors, will provide management services and advise and provide assistance to the Company’s management concerning the Company’s affairs and business.  In consideration of the performance of management services and board services, the Company will pay to Fortissimo (a) an annual management fee of $50,000 payable quarterly, and (b) an additional management fee of up to $70,000 payable annually, but only to the extent of the Company’s profits of such fiscal year.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

and

Item 3.02               Unregistered Sale of Equity Securities

On August 18, 2006, the Company completed the initial closing of the financing transaction in which the Investors made investments in the Company totaling $1.5 million, as further described below.

At the initial closing, the Company issued to the Investors a total of 25,000,000 Series A convertible preferred shares at a price of $0.03 per share for total consideration of $750,000 in cash.  The terms of the convertible preferred shares are presented in Proposal Five of the Company’s Proxy Statement on Schedule 14A filed on July 6, 2006 and the amendment and restated articles of the association of the Company filed as Appendix B thereto.  In addition, Company issued to the Investors warrants to purchase up to 18,750,000 Series B convertible preferred shares at an exercise price of $0.04.  The securities are unregistered and were sold to the Investors in reliance on an exemption under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

In addition, the Company entered into a convertible loan of $750,000, which consisted of (a) $500,000 of borrowings received pursuant to a bridge loan agreement with Fortissimo, (b) $125,000 received under an amendment to the convertible loan agreement providing for early advancement prior to the initial closing; and (c) $125,000 received in cash at the initial closing.  The convertible loan may be converted, at the election of the holder, into convertible preferred shares of the Company at a conversion price of $0.03 per share.  The convertible loan bears interest at a rate of 8% per annum, and if not converted into convertible preferred shares, on September 17, 2009.  The convertible loan is secured by a floating charge on all of the Company’s assets and a fixed charge on the Company’s intellectual property and accounts receivable.

Until February 18, 2008, the Investors will also have the right, at their election, to purchase up to an additional $2.25 million of the Company’s convertible preferred shares at a price of $0.03 per share.  To the extent they elect to purchase these additional shares, the Investors would also receive additional warrants to purchase up to 56,250,000 convertible preferred shares at an exercise price of $0.04 per share exercisable for a period of five years from date of issuance.

The convertible preferred shares are convertible, at the discretion of the holder, into the Company’s ordinary shares, and vote together with the ordinary shares as a single class on an as-converted basis.  Additionally, holders of the convertible preferred shares are entitled to nominate a majority of the Company’s board of directors and have priority voting rights over significant corporate actions.

The Company intends to use the proceeds from the financing transactions for working capital purposes.

On August 22, 2006, the Company issued a press release announcing that it had completed the initial closing of the financing transaction.  A copy of this press release is filed as Exhibit 99.1 to this report and is incorporated in this report by reference.

Item 5.01       Changes in Control of Registrant

On August 18, 2006, upon the initial closing of the financing transaction, a change in control of the Company occurred whereby Fortissimo obtained substantial control over both the voting shares and the Board of Directors.

Based on the Company’s issued and outstanding share capital of 20,525,682 ordinary shares immediately prior to the initial closing, the Series A convertible preferred shares issued to Fortissimo at the initial closing constitute 41.2% of the Company’s issued and outstanding share capital on an as-converted basis.  If by February 18, 2008 the Investors each elect to invest the maximum amount available pursuant to their rights to purchase additional Series A convertible preferred shares, then Fortissimo would hold 62.2% of the Company’s issued and outstanding share capital on an as-converted basis.  If the investors each elect to invest in all available Series A convertible preferred shares, convert all convertible debt into Series A convertible preferred shares and exercise all warrants to purchase Series B convertible preferred shares, then Fortissimo would hold 68.0% of the Company’s share capital on a fully diluted basis, exclusive of the Company’s outstanding employee stock options and warrants to other investors.

In addition, on August 9, 2006, the Company amended its articles of association to grant to Fortissimo, as the lead Investor, the right to appoint a majority of the board of directors, including the chairman of the board, with such directors being designated as Preferred Directors.  The affirmative vote of a majority of the Preferred Directors is required to undertake several significant corporate actions.  These actions are described in Proposal Five to the Company’s Proxy Statement on Schedule 14A filed on July 6, 2006.

Item 9.01       Financial Statements and Exhibits

The following exhibits are being filed herewith:

99.1                           Press Release of RadView Software Ltd. issued on August 22, 2006 announcing the completion of the initial closing of the financing transaction.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADVIEW SOFTWARE LTD.

Date: August 22, 2006	/s/ LIMOR STOLLER
Limor Stoller
Vice President of Finance